Exhibit 5.1

Novocure Limited Le Masurier House La Rue Le Masurier St Helier Jersey JE2 4YE	D: +44 1534 504298 E: simon.schilder@ogier.com Ref: SIS/DDL/133337.00062 Your ref: 1 October 2015

Dear Sirs

Novocure Limited (the Company) - Registration of Shares under the US Securities Act of 1933, as amended (the Securities Act)

1	Background

(a)	We have acted as the Company’s Jersey legal advisers in connection with the registration under the Securities Act of up to 8,625,000 ordinary shares of no par value in the capital of the Company (the Shares), including up to 1,125,000 Shares pursuant to an option to purchase additional shares to be granted under the Underwriting Agreement (as defined below).

(b)	The Shares are being offered by the Company.

(c)	Pursuant to the Underwriting Agreement, the Shares will be sold to the Underwriters (as defined in the Underwriting Agreement) for resale to the members of the public in the United States as described in the Registration Statement.

(d)	The Company has asked us to provide this Opinion in connection with the registration of the Shares under the Securities Act.

(e)	In this opinion, “non-assessable” means, in relation to a Share, that the purchase price for which the Company agreed to issue that Share has been paid in full to the Company, so that no further sum is payable to the Company by any holder of that Share in respect of the purchase price of that Share.

Ogier 44 Esplanade St Helier Jersey JE4 9WG T +44 1534 514000 F +44 1534 514444 ogier.com	Partners Raulin Amy Christopher Byrne Katrina Edge Sally Edwards Sarah Fitz Jonathan Hughes Sara Johns Nicholas Kershaw	Niamh Lalor Michael Lombardi Edward Mackereth Bruce MacNeil Steven Meiklejohn Julie Melia Nathan Powell Daniel Richards	Nigel Sanders Matthew Swan Nicholas Williams Marc Yates

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2	Documents examined

2.1	For the purposes of giving this opinion, we have examined and relied upon such documents as we deem appropriate, including the following documents:

(a)	the registration statement on Form S-1 (No. 333-206681) as amended through amendment No. 2 dated 1 October 2015 (the Registration Statement) relating to the registration of the Shares under the Securities Act;

(b)	a form of underwriting agreement relating to the Shares (the Underwriting Agreement) between the Company and the several underwriters named therein;

(c)	the Company’s memorandum and articles of association in force as at the date hereof (the Current M&A);

(d)	the draft memorandum and articles of association of the Company that are proposed to replace the Current M&A and come into force and be effective on the closing date of the offering of the Shares (the IPO M&A);

(e)	a form of share certificate to be used in respect of the Shares;

(f)	a certified true copy of draft board minutes of a meeting of the board of directors of the Company held on 31 August 2015 at which the directors (among other things) approved or ratified the allotment of the Shares;

(g)	the minutes of a meeting of the pricing committee of the board of directors of the Company held on 16 September 2015 pursuant to which the directors approved certain matters in connection with the Current M&A including the “stock split ratio”;

(h)	the minutes of a meeting of the shareholders of the Company held on 16 September 2015 pursuant to which the shareholders (among other things) authorised the directors to allot the Shares and approved the replacement of the Current M&A with the IPO M&A;

(i)	the Company’s certificate of incorporation;

(j)	approval of the holders of a majority of the outstanding qualified preferred shares of the Company approving (among other things) the replacement of the Current M&A with the IPO M&A and the consummation of the public offering that is the subject of the Underwriting Agreement;

(k)	a consent to issue shares dated 17 February 2011 issued to the Company by the Jersey Financial Services Commission under the Control of Borrowing (Jersey) Order 1958, as amended (the COBO Consent); and

(l)	a certificate signed by a director of the Company dated 1 October 2015.

2.2	For the purposes of this opinion, we have, with the Company’s consent, relied upon certificates and other assurances of directors and other officers of the Company as to matters of fact, without having independently verified such factual matters.

3	Assumptions

For the purposes of this opinion, we have assumed:

(a)	the authenticity, accuracy, completeness and conformity to original documents of all copy documents and certificates of officers of the Company examined by us;

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(b)	that the signatures on all documents examined by us are the genuine signatures of persons authorised to execute or certify such documents;

(c)	the accuracy and completeness in every respect of all certificates of directors or other officers of the Company given to us for the purposes of giving this Opinion and that (where relevant) such certificates would be accurate if they have been given as of the date hereof;

(d)	that the Company has received in full the subscription price for which the Company agreed to issue the Shares;

(e)	that in approving the Company’s entry into the Underwriting Agreement and the transactions contemplated by it, the directors of the Company were acting in the best interests of, and for a proper purpose, the Company;

(f)	that words and phrases used in the Registration Statement have the same meaning and effect as they would if the Registration Statement were governed by Jersey law;

(g)	that no other event occurs after the date hereof which would affect the opinions herein stated;

(h)	that there is no provision of the law or regulation of any jurisdiction other than Jersey which would have any adverse implication in relation to the opinion expressed hereunder;

(i)	there has been no amendment to the COBO Consent; and

(j)	that the form of Underwriting Agreement entered into by the Company will be substantially similar to the draft filed with the Registration Statement on 21 September 2015.

4	Opinion

As a matter of Jersey law, and on the basis of and subject to the foregoing and the qualifications below, we are of the following opinion:

(a)	The Shares to be offered and sold by the Company have been validly authorised and, upon their issuance and registration in the register of members of the Company in connection with the closing of the offering of the shares in exchange for the subscription price payable for the Shares in accordance with the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

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(b)	The statements made in the section of the Registration Statement headed “Jersey Taxation” constitutes our opinion with respect to the material tax consequences under Jersey law of the acquisition, ownership and disposition of the Shares.

5	Qualifications

This Opinion is subject to the following qualification:

The obligations of the Company under, or in respect of, the Shares will be subject to any law from time to time in force relating to bankruptcy, insolvency, liquidation, reorganisation or administration or any other law or legal procedure affecting generally the enforcement of creditors’ rights.

6	Governing Law, Limitations, Benefit and Disclosure

(a)	This Opinion shall be governed by and construed in accordance with the laws of Jersey and is limited to the matters expressly stated herein.

(b)	This Opinion is limited to matters of Jersey law and practice as at the date hereof and we have made no investigation and express no opinion with respect to the law or practice of any other jurisdiction.

(c)	We assume no obligation to advise you (to any other person who may rely on this Opinion in accordance with this paragraph), or undertake any investigations, as to any legal developments or factual matters arising after the date of the Opinion that might affect the opinions expressed herein.

(d)	We consent to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement and to reference to us being made in the paragraph of the Registration Statement headed “Legal Matters”. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated by the US Securities and Exchange Commission under the Securities Act.

Yours faithfully

/s/ Ogier

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